Exhibit 1


                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Motorola Debenture-Backed Series 2002-12 *CUSIP: 21988G395

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending April 1, 2004.

INTEREST ACCOUNT
----------------


Balance as of     October 1, 2003.....                                  $0.00
        Scheduled Income received on securities.....            $1,821,153.60
        Unscheduled Income received on securities.....                  $0.00

LESS:
        Distribution to the Holders.....                       -$1,821,153.38
        Distribution to Depositor.....                                 -$0.00
        Distribution to Trustee.....                                   -$0.22
Balance as of   April 1, 2004.....                                      $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of   October 1, 2003.....                                    $0.00
        Scheduled Principal received on securities.....                 $0.00

LESS:
        Distribution to Holders.....                                   -$0.00
Balance as of   April 1, 2004.....                                      $0.00


              UNDERLYING SECURITIES HELD AS OF     April 1, 2004

          Principal
            Amount                         Title of Security
          ---------                        -----------------
          $69,776,000     Motorola, Inc. 5.22% Debentures due October 1, 2097
                          *CUSIP:   620076AM1

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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